                                                                   EXHIBIT 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wall Data Incorporated Restated Employee Stock Purchase Plan of our report dated January 20, 1997 with respect to the consolidated financial statements and schedule of Wall Data Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP


Seattle, Washington
August 11, 1997